SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report:                   July 27 , 2001
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                        (Date of earliest event reported)

                             Lehman ABS Corporation
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               (Exact Name of Registrant as Specified in Charter)

         Delaware                    1-11661                   13-3447441
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(State of Incorporation)           (Commission             (I.R.S. Employer
                                   File Number)            Identification No.)

      3 World Financial Center
      New York, New York                                    10285
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(Address of Principal Executive Offices)                  (Zip Code)

        Registrant's Telephone Number, including area code (212) 526-7000
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ITEM 5.  Other Events
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     On July 27, 2001, Lehman ABS Corporation ("LABS") transferred $26,065,000 aggregate principal amount of 7.25% Senior Debentures, due March 15, 2018, issued by Royal Caribbean Cruises Ltd. (the "Underlying Securities") to the Corporate Backed Trust Certificates, Royal Caribbean Debenture-Backed Series 2001-30 Trust (the "Trust") established by LABS, which issued Corporate Backed Trust Certificates, Royal Caribbean Debenture-Backed Series 2001-30 (the "Certificates"), issued pursuant to a Standard Terms for Trust Agreements, dated as of January 16, 2001 (the "Standard Terms"), between LABS and U.S. Bank Trust National Association, as trustee (the "Trustee"), as supplemented by a Series Supplement, dated as of July 27, 2001 (the "Series Supplement" and, together with the Standard Terms, the "Trust Agreement"), between LABS and the Trustee. The Class A-1 Certificates were purchased by Lehman Brothers Inc. ("Lehman") from LABS pursuant to an underwriting agreement, dated July 20, 2001 (the "Underwriting Agreement"), between LABS and Lehman, acting for itself and as representative of the underwriters named in Schedule I of the Underwriting Agreement.

ITEM 7.    Financial Statements and Exhibits
           ---------------------------------

     (a)   Financial Statements - Not Applicable

     (b)   Pro Forma Financial Information - Not Applicable

     (c)   Exhibits

Item 601(a) of
Regulation S-K
Exhibit No.             Description
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     4.1             Series Supplement, dated as of July 27, 2001, between
                     Lehman ABS Corporation, as Depositor, and U.S. Bank Trust National Association, as Trustee.


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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              LEHMAN ABS CORPORATION


                                                /s/  Rene Canezin
                                              -------------------------------
                                              Name:   Rene Canezin
                                              Title:  Senior Vice President

July 27, 2001


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INDEX TO EXHIBITS
    Exhibit No.                 Description
    -----------                 -----------

       4.1 Series Supplement, dated as of July 27, 2001, between Lehman ABS Corporation, as Depositor, and U.S. Bank Trust National Association, as Trustee.


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